Exhibit 10.1

FORM OF VOTING AND NON-REDEMPTION AGREEMENT

This VOTING AND NON-REDEMPTION AGREEMENT (this “Agreement”) is entered into as of July ___, 2023 by and between Healthwell Acquisition Corp. I, a Delaware corporation (“SPAC”), and the undersigned Stockholder of SPAC (collectively, the “Stockholder”). SPAC and Stockholder are collectively referred to herein as the “Parties” and individually as a “Party.”

WHEREAS, Stockholder is the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of Class A common stock, par value $0.0001 per share, of SPAC (“Class A Common Stock”), and has agreed to subject the number of shares of Class A Common Stock set forth on Exhibit A hereto to this Agreement (such shares being referred to herein as the “Securities”);

WHEREAS, SPAC desires to extend the date by which SPAC has to complete an initial business combination (a “Business Combination”) from August 5, 2023 to December 5, 2023 (or such earlier date as determined by SPAC’s board of directors) (the “Extension”);

WHEREAS, SPAC has filed with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement to solicit proxies for a special meeting (the “Meeting”) to be held on or about July 26, 2023 at 10:30 a.m. Eastern Time, to approve the Extension (the “Approval”);

WHEREAS, the amended and restated certificate of incorporation of SPAC provides Stockholder with certain rights to redeem its shares of Class A Common Stock in connection with the Approval (the “Redemption Rights”);

WHEREAS, Healthwell Acquisition Corp. I Sponsor LLC (“Sponsor”) holds 6,249,999 shares of Class A Common Stock and one share of Class B common stock, par value $0.0001 per share, of SPAC;

WHEREAS, subject to the terms and conditions of this Agreement, Sponsor desires to transfer to Stockholder, and Stockholder desires to acquire from Sponsor, that number of Assigned Securities (as defined below) set forth opposite such Stockholder’s name on Exhibit A hereto, to be transferred to Stockholder in connection with the consummation of a Business Combination, and, prior to the transfer of the Assigned Securities to Stockholder, Sponsor desires to assign the economic benefits of the Assigned Securities to Stockholder; and

WHEREAS, in order to support the Approval, Stockholder has agreed to enter into this Agreement; and

NOW, THEREFORE, in consideration of the premises, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1. Stockholder Agreements.

(a) Stockholder hereby agrees that Stockholder (i) shall not exercise Redemption Rights and will not elect to redeem or otherwise tender or submit for redemption any of its Securities set forth on Exhibit A hereto (“Non-Redeemed Shares”) pursuant to or in connection with the Approval or (ii) if Stockholder exercises such Redemption Rights or otherwise elects to redeem or tender or submit for redemption any of its Non-Redeemed Shares, shall use commercially reasonable efforts to request that SPAC’s transfer agent reverse any previously submitted redemption demand in connection with the Extension; provided, however, that in no event will Stockholder be required to hold a number of Class A Common Stock in excess of 9.9% of the total number of shares of Class A Common Stock outstanding after giving effect to all redemptions of shares of Class A Common Stock in connection with the Extension. The SPAC covenants and agrees to publicly file a Redemption Notice (as defined below) no later than 9:00 a.m. Eastern Time on the business day prior to the date of the Meeting (or such earlier time as necessary to allow Stockholder the reasonable opportunity to reverse any previously submitted redemption demand in connection with the Extension).

The “Redemption Notice” is a Current Report on Form 8-K under the Exchange Act that provides (1) the number of shares of Class A Common Stock remaining following (a) the submission and non-reversal of redemption requests following the redemption deadline for the Extension and (b) the conversion of shares of Class B Common Stock into shares of Class A Common Stock, if applicable; (2) the number of unaffiliated parties with whom SPAC and Sponsor have entered non-redemption agreements in connection with the Extension; (3) the maximum aggregate number of shares of Class A Common Stock that such unaffiliated parties have agreed either not to request redemption in connection with the Extension or to use commercially reasonable efforts to request that SPAC’s transfer agent reverse any previously submitted redemption demand in connection with the Extension and (4) details of how to request reversal of any previously submitted redemptions and confirms that SPAC and Sponsor, as applicable, shall accept such requests for reversal.

The Stockholder agrees that it will and will cause its controlled affiliates to vote (or cause to be voted) or execute and deliver a written consent (or cause a written consent to be executed and delivered) for all of the Non-Redeemed Shares directly owned, as of the applicable record date, by any of them at the Meeting in favor of the Extension and cause all such shares to be counted as present at the Meeting for purposes of establishing a quorum.

2.	Consideration.

(a) In consideration of the agreement set forth in Section 1 hereof, beginning on September 5, 2023 and on a monthly basis (including partial months) on the 5th day of each subsequent month thereafter until the consummation of a Business Combination (the “Accrual Period”), Sponsor shall transfer to Stockholder the number of shares of Class A Common Stock, equal to four percent (4.0%) of the number of Non-Redeemed Shares, set forth opposite such Stockholder’s name on Exhibit A (the “Assigned Securities”). The Assigned Securities shall accrue on a monthly basis during the Accrual Period and be issued to Stockholder upon closing of a Business Combination. The shares of Class A Common Stock shall be issued directly to Stockholder in book-entry form on the books and records of SPAC’s transfer agent electronically via the Direct Registration System of the Depository Trust Company or in such other manner as Stockholder and SPAC shall agree upon.

(b) The transfer of the Assigned Securities pursuant to Section 2(a) is subject to the execution by Stockholder of a joinder to that certain registration rights agreement, dated August 2, 2021, by and between SPAC and Sponsor (the “Registration Rights Agreement”) and that certain letter agreement, dated August 2, 2021, by and between SPAC, Sponsor and the other parties there to (the “Letter Agreement”), in substantially the form attached hereto as Exhibit B, pursuant to which (i) Stockholder shall become a “Holder” (as defined in the Registration Rights Agreement) and the Assigned Securities shall be “Registrable Securities” (as defined in the Registration Rights Agreement) and (ii) Stockholder shall be bound solely by Section 8 of the Letter Agreement solely with respect to the Assigned Securities.

(c) Each of SPAC and Sponsor acknowledges and agrees that the Assigned Securities shall not be changed as a result of or subject to any earn-outs, forfeitures, transfers, restrictions, amendments or other arrangements agreed to by SPAC or Sponsor.

(d) If at any time the number of outstanding shares of Class A Common Stock is increased or decreased by a consolidation, combination, split or reclassification of the shares of Class A Common Stock or other similar event, then, as of the effective date of such consolidation, combination, split, reclassification or similar event, all share numbers referenced in this Agreement shall be adjusted in proportion to such increase or decrease in outstanding shares of Class A Common Stock. For the avoidance of doubt, any redemptions of shares of Class A Common Stock (other than redemptions of shares of Class A Common Stock by Stockholder) shall not result in the reduction of the number of Assigned Securities to be issued to Stockholder.

3. Assignment of Economic Interest.

(a) Upon satisfaction of the conditions set forth in Section 1, Sponsor hereby assigns to Stockholder all of its economic right, title and interest in and to that number of Assigned Securities set forth on Exhibit A (the “Economic Interest”), subject to adjustment as set forth in Section 3(b). The Economic Interest represents Sponsor’s right to receive dividends and other distributions made by Sponsor pursuant to the Sponsor’s limited liability company agreement allocated to that number of Assigned Securities set forth on Exhibit A held directly by the Sponsor.

(b) If at any time the number of shares of Class A Common Stock is increased or decreased by a consolidation, combination, split or reclassification or other similar event (but not by reductions pursuant to any redemption events), then, as of the effective date of such consolidation, combination, split, reclassification or similar event, the number of shares underlying the Economic Interest shall be adjusted in proportion to such increase or decrease in the number of shares of Class A Common Stock.

(c) Stockholder acknowledges and agrees that it has no right to vote on matters of the Sponsor as a result of the Assigned Securities or Economic Interest, or to vote with respect to any Assigned Securities, and it has no right to vote the Assigned Securities prior to transfer of any such shares to Stockholder pursuant to this Agreement.

(d) Stockholder acknowledges and agrees that if it has a right pursuant to its Economic Interest to receive any dividends or other distributions paid in shares of Class A Common Stock or other non-cash property that is subject to the transfer restrictions and/or the lockup period set forth in Section 8 of the Letter Agreement, Sponsor shall transfer all of its right, title and interest in such dividends or distributions concurrently with the transfer of the Assigned Securities to such Stockholder pursuant to Section 2.

(e) If the conditions to the transfer of the Assigned Securities in Section 1 are not satisfied with respect to any Assigned Securities, then Stockholder shall automatically assign its Economic Interests in such Assigned Securities back to Sponsor, for no consideration.

4. No Transfers. Stockholder agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will, from the execution of this Agreement until the business day following the Meeting (the “Termination Date”), (a) engage in any hedging transactions or Short Sales (as defined below) with respect to securities of SPAC, (b) offer for sale, sell (including Short Sales), transfer (including by operation of law), place a lien on, pledge (other than pledges in the ordinary course of business as part of prime brokerage or other similar financing arrangements), convert, assign or otherwise dispose of (including by gift, merger, tendering into any tender offer or exchange offer or otherwise) or encumber (other than pledges in the ordinary course of business as part of prime brokerage or other similar financing arrangements) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement, arrangement, undertaking or understanding (including any profit-sharing arrangement) with respect to, or consent to, a direct or indirect Transfer of, any or all of the Non-Redeemed Shares, or (c) take any action that would have the effect of preventing or materially delaying the performance of its obligations hereunder. For purposes of this Agreement, “Short Sales” shall include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, (ii) all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage or other similar financing arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and (iii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

5. Representations and Covenants of Stockholder.

(a)	Stockholder represents and warrants to SPAC and Sponsor as follows:

(i)	Stockholder, in making the decision to receive any shares of Class A Common Stock pursuant to this Agreement, has not relied upon any oral or written representations or assurances from SPAC, Sponsor or any of their officers, directors, partners or employees or any other representatives or agents. Stockholder further understands that no federal or state agency has passed upon or made any recommendation or endorsement of the acquisition of the shares of Class A Common Stock;

(ii)	this Agreement has been validly authorized, executed and delivered by Stockholder and, assuming the due authorization, execution and delivery thereof by the other Parties hereto, is a valid and binding agreement enforceable against Stockholder in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Stockholder does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Stockholder is a party which would prevent Stockholder from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Stockholder is subject;

(iii)	Stockholder acknowledges that (i) it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Stockholder’s own legal counsel and investment and tax advisors and (ii) neither SPAC, Sponsor nor any of their respective representatives or affiliates, has provided or will provide Stockholder any legal, investment or tax advice;

(iv)	Stockholder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the transactions contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law;

(v)	Stockholder is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good title to, all of the Securities, and there exist no liens or any other limitation or restriction that would affect Stockholder’s right to vote, sell or otherwise dispose of such securities (other than transfer restrictions under the Securities Act) affecting any such Securities, other than pursuant to ordinary course brokerage arrangements;

(vi)	Stockholder is acquiring the shares of Class A Common Stock solely for investment purposes, for such Stockholder’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and Stockholder has no present arrangement to sell the shares of Class A Common Stock to be received hereunder to or through any person or entity except as may be permitted hereunder;

(vii)	Stockholder is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the shares of Class A Common Stock. Stockholder is aware that an investment in the shares of Class A Common Stock is highly speculative and subject to substantial risks. Stockholder is cognizant of and understands the risks related to the acquisition of the Class A Common Stock, including those restrictions described or provided for in this Agreement pertaining to transferability. Stockholder is able to bear the economic risk of its investment in SPAC for an indefinite period of time and able to sustain a complete loss of such investment.;

(viii)	no broker, finder or intermediary has been paid or is entitled to a fee or commission from or by Stockholder in connection with the acquisition of the shares of Class A Common Stock nor is Stockholder entitled to or will accept any such fee or commission; and

(ix)	Stockholder understands that the shares of Class A Common Stock will be issued to Stockholder in reliance on exemptions from the registration requirements under the Securities Act and therefore will be restricted securities thereunder, and analogous provisions in the laws and regulations of various states, and that the SPAC and Sponsor are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Stockholder set forth in this Agreement in order to determine the applicability of such provisions.

6. SPAC and Sponsor Representations. Each of SPAC and Sponsor hereby represents and warrants to Stockholder that:

(a) this Agreement has been validly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery thereof by the other Parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by SPAC and Sponsor does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which SPAC or Sponsor is a party which would prevent SPAC or Sponsor from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which SPAC or Sponsor is subject;

(b) the shares of Class A Common Stock to be transferred by Sponsor pursuant to this Agreement, when issued to Stockholder, shall be (i) duly authorized, validly issued, fully paid and non-assessable shares and (ii) free and clear of any liens, claims, security interests, options charges or any other encumbrance whatsoever, except for restrictions imposed by federal and state securities laws;

(c) SPAC has not disclosed to Stockholder material non-public information with respect to the SPAC;

(d) there is no action pending against SPAC or Sponsor or, to SPAC or Sponsor’s knowledge, threatened against SPAC or Sponsor, as applicable, before any court, arbitrator, or governmental authority, which in any manner challenges or seeks to prevent, or enjoin or materially delay the performance by SPAC or Sponsor of its obligations under this Agreement; and

(e) Sponsor has not offered the Assigned Securities by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

7. Further Assurances. From time to time, at SPAC’s reasonable request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement.

8. Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Party; provided, however, that no such consent shall be required for any such assignment by the Stockholder to one or more of its affiliates. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 8 shall be null and void, ab initio.

9. Enforcement. The Parties agree that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement in accordance with their respective specified terms or otherwise breach any of such provisions. Each of the Parties acknowledge and agree that (a) each of the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof and thereof, including Stockholder’s obligations to vote its Securities as provided in this Agreement, Sponsor’s obligations to transfer the Assigned Securities as provided herein, without proof of damages, prior to the valid termination of this Agreement, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Party has an adequate remedy at applicable law or that an award of specific performance is not an appropriate remedy for any reason at applicable law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9 shall not be required to provide any bond or other security in connection with any such injunction.

10. Most Favored Nation. In the event SPAC enters one or more other similar voting and non-redemption agreements with any other investor before or after the execution of this Agreement in connection with the Approval of the Extension (“Other Agreements”), SPAC represents that the terms of such Other Agreements are not materially more favorable to such other investors thereunder than the terms of this Agreement are in respect of Stockholder. For the avoidance of doubt, SPAC acknowledges and agrees that a ratio of Non-Redeemed Shares to the Assigned Securities issuable under any Other Agreement that is more favorable to such other investors thereunder than the ratio in this Agreement is to Stockholder would be materially more favorable to such other investors. In the event that another investor is afforded any such more favorable terms pursuant to such Other Agreement than Stockholder, SPAC shall promptly inform Stockholder of such more favorable terms in writing, and Stockholder shall have the right to elect to have such more favorable terms included herein, in which case this Agreement shall automatically be amended to effect the same.

11. Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, inducement to enter and/or performance of this Agreement (whether related to breach of contract, tortious conduct or otherwise and whether now existing or hereafter arising) shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other jurisdiction. SPAC AND STOCKHOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LAWSUIT, CLAIM, OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. With respect to any suit, action or proceeding relating to the transactions contemplated hereby, the undersigned irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York or, if such court does not have jurisdiction, the New York state courts located in the Borough of Manhattan, State of New York, which submission shall be exclusive.

12. Acknowledgement; Waiver. Stockholder (i) acknowledges that SPAC may possess or have access to material non-public information which has not been communicated to Stockholder; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against SPAC or any of its respective officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including without limitation, any claims arising under Rule 10b-5 promulgated under the Exchange Act; and (iii) is aware that SPAC and Sponsor are relying on the truth of the representations set forth in Section 5 of this Agreement and the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.

13. Use of Trust Account Funds. Since the initial public offering (the “IPO”), the proceeds of the IPO and a portion of the proceeds of the sale of SPAC’s warrants in a private placement have been held in a trust account established by SPAC (the “Trust Account”) and have been held only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”); provided, however, to mitigate the risk of SPAC being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act), SPAC currently expects that it will, on or prior to the 24-month anniversary of the effective date of its registration statement for its IPO, instruct the trustee with respect to the Trust Account to liquidate the U.S. government treasury obligations or money market funds held in the Trust Account and thereafter to maintain the funds in the Trust Account in cash in an interest-bearing demand deposit account at a bank until the earlier of the consummation of a Business Combination and the liquidation of the Trust Account; provided, further, that interest previously earned on the funds held in the Trust Account still may be released to SPAC to pay its taxes, if any. Further, the proceeds deposited in the Trust Account and the interest earned thereon shall not be used to pay for any excise tax due under the Inflation Reduction Act of 2022 in connection with any redemptions of the Class A Common Stock in connection with any redemption event.

14. Disclosure. SPAC agrees that they will not, without the prior written consent of Stockholder, publicly disclose the name of Stockholder or any of its affiliates or investment advisors, other than as required by applicable law, rule, regulation or regulator authority, in which case SPAC shall provide Stockholder with prior written notice of such disclosure. SPAC shall, as soon as practicable but in no event no later than four business days following the date of this Agreement, file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated by this Agreement and any other material non-public information that SPAC has provided to Stockholder at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document (or upon execution hereof if such information has been previously disclosed), Stockholder shall not be in possession of any material non-public information received from SPAC relating to the Extension.

15. Entire Agreement: Amendment. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and may be amended or modified only by written instrument signed by all Parties, except for an automatic amendment pursuant to Section 10. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. If any provision of this Agreement is found to violate any statute, regulation, rule, order or decree of any governmental authority, court, agency or exchange, such invalidity shall not be deemed to affect any other provision hereof or the validity of the remainder of this Agreement, and such invalid provision shall be deemed deleted herefrom to the minimum extent necessary to cure such violation.

16. Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.

SPAC:

Healthwell Acquisition Corp. I

By:
Name:	Alyssa J. Rapp
Title:	Chief Executive Officer

STOCKHOLDER:

[●]:

By:
Name:
Title:

[Signature Page to Healthwell Non-Redemption Agreement]

EXHIBIT A

Stockholder	Number of Non-Redeemed Shares	Assigned Securities to accrue each month during the Accrual Period

A-1

EXHIBIT B

FORM OF JOINDER

TO

REGISTRATION RIGHTS AGREEMENT

AND LETTER AGREEMENT

[●], 2023

Reference is made to that certain Voting and Non-Redemption Agreement, dated July 22, 2023 (the “Agreement”), by and among [●] (“Stockholder”), Healthwell Acquisition Corp. I (“SPAC”) and Healthwell Acquisition Corp. I Sponsor LLC (“Sponsor”), pursuant to which Stockholder will acquire securities of the SPAC from the Sponsor. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

By executing this joinder, Stockholder hereby agrees, as of the date first set forth above, that Stockholder shall (i) become a party to that certain registration rights agreement, dated August 2, 2021, by and between SPAC and Sponsor (as it exists on the date of the Agreement, the “Registration Rights Agreement”), and shall be bound by the terms and provisions of the Registration Rights Agreement as a Holder (as defined therein) and entitled to the rights of a Holder under the Registration Rights Agreement with respect to the Assigned Securities (together with any other equity security of the SPAC issued or issuable with respect to any Assigned Securities by way of a share dividend or share subdivision or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization) shall be “Registrable Securities” thereunder, (ii) shall become a party to that certain letter agreement, dated August 2, 2021, by and between SPAC, Sponsor and the other parties there to (the “Letter Agreement”), solely with respect to Section 8 of the Letter Agreement, and shall be bound by, and shall be subject to the restrictions set forth under the terms and provisions of such section of the Letter Agreement as an Insider (as defined therein) solely with respect to its Assigned Securities.

For the purposes of clarity, it is expressly understood and agreed that each provision contained herein, the Letter Agreement (to the extent applicable to Stockholder) and the Registration Rights Agreement is between the SPAC and Stockholder, solely, and not between and among Stockholder and the other stockholders of the SPAC signatories thereto.

This joinder may be executed in two or more counterparts, and by facsimile, all of which shall be deemed an original and all of which together shall constitute one instrument.

[Signature Page Follows]

B-1

STOCKHOLDER:

[●]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

SPAC:

Healthwell Acquisition Corp. I

By:
Name:	Alyssa J. Rapp
Title:	Chief Executive Officer

SPONSOR:

Healthwell Acquisition Corp. I Sponsor LLC

By:
Name:	Alyssa J. Rapp
Title:	Manager

By:
Name:	John L. MacCarthy
Title:	Manager

B-2